UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST

        WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed WaterStone Financial Inc., Wauwatosa, Wisconsin, OTS Docket No. H4398 (Mid-Tier Holding Company) that the OTS is of the opinion that grounds exist to initiate an administrative proceeding against the Mid-Tier Holding Company pursuant to 12 U.S.C. § 1818(b);
WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order; and
WHEREAS, the Mid-Tier Holding Company desires to cooperate with the OTS to avoid the time and expense of such administrative cease and desist proceedings by entering into this Stipulation and Consent to the Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraphs 1-3 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:

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Jurisdiction.

1. The Mid-Tier Holding Company is a "savings and loan holding company" within the meaning of 12 U.S.C. § 1813(w)(3) and 12 U.S.C. § 1467a.

Accordingly, the Mid-Tier Holding Company is a "depository institution holding company" as that term is defined in 12 U.S.C. § 1813(w)(1).

2. Pursuant to 12 U.S.C. § 1818(b)(9), the "appropriate Federal banking agency" may initiate cease and desist proceedings against a savings and loan holding company in the same manner and to the same extent as a savings association for regulatory violations and unsafe or unsound acts or practices.

3. Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the "appropriate Federal banking agency" with jurisdiction to maintain an administrative enforcement proceeding against a savings and loan holding company. Therefore, the Mid-Tier Holding Company is subject to the authority of the OTS to initiate and maintain an administrative cease-and-desist proceeding against it pursuant to 12 U.S.C. § 1818(b).

OTS Findings of Fact.

4. Based on its August 10, 2009 examination of the enterprise consisting of the Mid-Tier Holding Company and its parent company,

Lamplighter Financial, MHC, Wauwatosa, Wisconsin, OTS Docket No. H4397, the OTS finds that the Mid-Tier Holding Company has engaged in unsafe or unsound practices that resulted in it operating with insufficient earnings and an inadequate level of capital for its risk profile.

Consent.

5. The Mid-Tier Holding Company consents to the issuance by the OTS of the accompanying Order to Cease and Desist (Order).

The Mid-Tier Holding Company further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order

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complies with all requirements of law.

Finality.

6. The Order is issued by the OTS under 12 U.S.C. § 1818(b). Upon the Effective Date, the Order shall be a final order, effective, and fully enforceable by the

OTS under the provisions of 12 U.S.C. § 1818(i).

Waivers.

7. The Mid-Tier Holding Company waives the following:

(a) the right to be served with a written notice of the OTS's charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(b) the right to an administrative hearing of the OTS's charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(c) the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Order; and

(d) any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs,

or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes, or otherwise.

OTS Authority Not Affected.

8.           Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar, or otherwise prevent the OTS from taking any other action affecting the

Mid-Tier Holding Company if at any time, the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.

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Other Governmental Actions Not Affected.

9. The Mid-Tier Holding Company acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 8 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Mid-Tier Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

Miscellaneous.

10. The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order.

11. If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction,

the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

12. All references to the OTS in this Stipulation and the Order shall also mean any of the OTS's predecessors, successors, and assigns.

13. The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order.

14. The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

15.           The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Regional Director or other authorized representative.

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Signature of Directors/Board Resolution.

16.            Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Mid-Tier Holding

Company to the issuance of the Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors after approval of the execution of the Stipulation at a duly called board meeting. WHEREFORE, the Mid-Tier Holding Company, by its directors, executes this Stipulation.

WATERSTONE FINANCIAL INC.                          OFFICE OF THRIFT SUPERVISION
Wauwatosa, Wisconsin

By:  ___________________________________________                                                    By:  ___________________________________________
           Patrick S. Lawton, Chairman                      Daniel T. McKee
                                   Regional Director, Central Region

By:  ___________________________________________               Date: See Effective Date on page 1
Thomas E. Dalum, Director

By:  ___________________________________________
Douglas S. Gordon, Director

By:  ___________________________________________
Michael L. Hansen, Director

By:  ___________________________________________
       Stephen J. Schmidt, Director

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